Exhibit 99.1

Euronet Worldwide Reports Second Quarter 2008 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)--Euronet Worldwide, Inc. (“Euronet” or the “Company”) (NASDAQ:EEFT), a leading electronic payments provider, today announced its second quarter 2008 financial results.

Euronet's second quarter 2008 financial highlights included:

  Consolidated revenues of $264.5 million, compared to $233.4 million for the second quarter 2007.
  Adjusted EBITDA of $34.6 million, compared to $29.9 million for the second quarter 2007.
  Operating income of $17.3 million, compared to $15.3 million in the second quarter 2007.
  Net income of $7.8 million, or $0.15 diluted earnings per share, compared to net income for the second quarter 2007 of $8.5 million, or $0.17 diluted earnings per share.
  Diluted cash earnings per share from continuing operations of $0.32, compared to $0.28 for the second quarter 2007 (see reconciliation of diluted cash earnings per share in the attached schedules).
  Transactions of 342.4 million, compared to 310.9 million for the second quarter 2007.

Segment and Other Results

The EFT Processing Segment reported the following results for the second quarter 2008:

  Revenues of $52.4 million, compared to $42.0 million for the second quarter 2007.
  Adjusted EBITDA of $14.0 million, compared to $12.7 million for the second quarter 2007.
  Operating income of $9.0 million, compared to $8.7 million for the second quarter 2007.
  Transactions of 168.6 million, compared to 146.9 million for the second quarter 2007.

The year-over-year increases in revenues, operating income and Adjusted EBITDA were primarily attributable to the expansion of our ATM network. The EFT Processing Segment ended the second quarter 2008 with 10,160 ATMs owned or operated compared to 9,858 ATMs at the end of the second quarter 2007. In the second quarter 2008, an ATM processing services agreement with a customer in the U.K. expired and was not renewed. The number of ATMs operated at the end of the second quarter 2008 reflects the decrease of these 2,376 ATMs. Moreover, in the second quarter the Company continued to incur significant expenses to develop and deploy its cross-border merchant acquiring business. Operating income and Adjusted EBITDA reflect a total reduction of $1.9 million and $1.8 million, respectively, when compared to the prior year related to the Company’s net operating costs of the cross-border merchant acquiring business and the expiration of the U.K. customer contract. Excluding these two items, operating income margins would have improved in line with the increase in revenues.

Beginning in the second quarter 2008, we are classifying the operations of Euronet Essentis Limited (“Essentis”), a U.K. software entity previously included in the EFT Processing Segment, as discontinued operations because the Company has decided to sell the business. This is the result of the Company’s decision to narrow the focus of its investments and resources on its transaction processing businesses. As required by U.S. GAAP, the results of the discontinued Essentis operations have been removed from the results from continuing operations for all periods presented.

As of June 30, 2008, Euronet owns and/or operates ATMs primarily in Hungary, Poland, Germany, Croatia, the Czech Republic, Greece, Romania, Slovakia, Albania, Serbia, Montenegro, Ukraine, Bulgaria, India and China.

The Prepaid Processing Segment reported the following results for the second quarter 2008:

  Revenues of $152.6 million, compared to $142.2 million for the second quarter 2007.
  Adjusted EBITDA of $15.6 million, compared to $13.7 million for the second quarter 2007.
  Operating income of $11.4 million, compared to $9.8 million for the second quarter 2007.
  Transactions of 169.5 million, compared to 160.2 million for the second quarter 2007.

The Prepaid Processing Segment processes electronic point-of-sale prepaid transactions at approximately 397,000 point-of-sale terminals across approximately 200,000 retailer locations in Europe, Asia Pacific and the U.S.

Growth in revenues, operating profits and operating margins in the Prepaid Processing Segment for the second quarter 2008 compared to the second quarter 2007 was primarily attributable to organic transaction growth and the containment of commensurate increases in other operating expenses, while allowing for investments in a number of new markets, including Italy.

The Money Transfer Segment reported the following results for the second quarter 2008:

  Revenues of $59.5 million, compared to $49.2 million for the second quarter 2007.
  Adjusted EBITDA of $7.7 million, compared to $6.2 million for the second quarter 2007.
  Operating income of $2.6 million, compared to $1.4 million for the second quarter 2007.
  Transactions of 4.3 million, compared to 3.8 million for the second quarter 2007.

The results for the second quarter 2007 include a charge of $0.9 million for integration and restructuring charges stemming from the combination of RIA Envia, Inc. (“RIA”) with our previous money transfer business and exclude the results for the four days prior to the April 4, 2007 acquisition of RIA.

On a pro forma basis, the growth rate of revenues exceeded the transfer growth rate largely as a result of a 42% increase in transfers from non-US locations, offsetting a 7% decline in transfers to Mexico. While transfers to Mexico declined, gross profit on transfers to Mexico was the same as the prior year as a result of the Company’s focus on higher margin transfers.

Corporate and other reported $5.7 million of operating expenses for the second quarter 2008, compared to $4.6 million for the second quarter 2007. This increase is primarily the result of increased share-based compensation related to awards made to new employees, including those in the Money Transfer Segment.

The Company’s effective tax rate from continuing operations decreased to 26% for the second quarter 2008 from 36% for the second quarter 2007. The decrease was principally attributable to the resolution of uncertain tax positions resulting from the successful completion of tax audits and certain benefits stemming from planning and structuring of the RIA acquisition.

The Company’s unrestricted cash on hand was $255.6 million as of June 30, 2008 as compared to $237.1 million at March 31, 2008. Euronet’s total indebtedness was $487.1 million as of June 30, 2008, compared to $498.5 million as of March 31, 2008.

Euronet also announced that it expects diluted cash earnings per share from continuing operations for the third and fourth quarters 2008 to be approximately $0.33 and $0.36, respectively.

We believe that Adjusted EBITDA and diluted cash earnings per share provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to incur and service debt. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within the payment processing industry.

The Company’s management analyzes historical results adjusted for certain items that are non-operational, not necessarily ongoing in nature or that are incremental to the baseline of the business, and management believes the exclusion of these items, as well as the inclusion of pro forma results, provides a more complete and comparable basis for evaluating the underlying business unit performance.

Adjusted EBITDA is defined as operating income excluding depreciation, amortization and share-based compensation expenses. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocations of costs associated with long-lived assets acquired in prior periods. Similarly, the expenses recorded for share-based compensation does not represent a current or future period cash costs.

Diluted cash earnings per share is defined as diluted GAAP earnings per share excluding the impacts of a) foreign exchange gains or losses, b) discontinued operations, c) debt restructuring or early debt retirement charges, d) tax-effected share-based compensation, e) tax-effected acquired intangible asset amortization and f) other non-operating or unusual items that cannot be accurately projected. Further, diluted cash earnings per share includes shares potentially issuable in settlement of convertible bonds or other obligations, if the assumed issuances are dilutive to cash earnings per share.

Pro forma financial information is not intended to represent, or be indicative of, the results from operations or financial condition that would have been reported had the related transaction been completed as of the beginning of the periods presented. Moreover, the pro forma financial information should not be considered representative of future results of operations or financial condition.

The attached schedules provide a full reconciliation of these and other non-GAAP financial measures to a corresponding GAAP financial measure.

Euronet Worldwide will host an analyst conference call on Wednesday, July 30, 2008, at 9:00 a.m. U.S. Eastern Time to discuss these results. To listen to the call via telephone, dial 877-407-9210 (USA) or +1-201-689-8049 (non-USA). The conference call will also be available via webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=131749 or www.euronetworldwide.com. Participants should go to the Web site at least 5 minutes prior to the scheduled start time of the event to register. A slideshow will accompany the webcast.

A webcast replay will be available beginning approximately one hour after the event at http://www.investorcalendar.com/IC/CEPage.asp?ID=131749. To dial in for the replay, the call-in number is 877-660-6853 (USA) or +1-201-612-7415 (non-USA). The account number is 286 and the conference ID number is 290404. The call and webcast replay will be available for one month.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, mobile operators and retailers which include comprehensive ATM, POS and Card outsourcing services; card issuing and merchant acquiring services; software solutions; consumer money transfer and bill payment services; and electronic distribution for prepaid mobile airtime and other prepaid products. Euronet operates and processes transactions from 42 countries.

Euronet’s global payment network is extensive — including 10,160 ATMs and approximately 53,000 EFT POS terminals which are under management in 21 countries; a growing portfolio of outsourced debit and credit card services and card software solutions; a prepaid processing network of 397,000 point-of-sale terminals across approximately 200,000 retailer locations in 14 countries; and a consumer-to-consumer money transfer network of approximately 71,600 locations serving approximately 100 countries. With corporate headquarters in Leawood, Kansas, USA, and 35 worldwide offices, Euronet serves clients in approximately 130 countries. For more information, please visit the Company’s Web site at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet’s or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company’s products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

EURONET WORLDWIDE, INC.
Consolidated Statements of Operations
(unaudited - in millions, except share and per share data)

	Three Months Ended
	June 30,
	2008	2007

Revenues:
EFT Processing	$52.4	$42.0
Prepaid Processing	152.6	142.2
Money Transfer	59.5	49.2
Total revenues	264.5	233.4

Operating expenses:
Direct operating costs	179.4	160.2
Salaries and benefits	33.1	28.5
Selling, general and administrative	20.1	16.7
Depreciation and amortization	14.6	12.7
Total operating expenses	247.2	218.1
Operating income	17.3	15.3

Other income (expense):
Interest income	2.1	4.1
Interest expense	(6.0)	(7.7)
Income from unconsolidated affiliates	0.2	0.6
Impairment loss on investment securities	(1.3)	-
Loss on early retirement of debt	(0.1)	-
Foreign exchange gain (loss), net	(0.4)	1.3
Total other expense, net	(5.5)	(1.7)
Income from continuing operations before income taxes and minority interest	11.8	13.6

Income tax expense	(2.9)	(4.7)
Minority interest	(0.6)	(0.6)

Income from continuing operations	8.3	8.3

Discontinued operations, net	(0.5)	0.2

Net income	$7.8	$8.5

Earnings (loss) per share - diluted:
Continuing operations	$0.16	$0.17
Discontinued operations	(0.01)	-
Earnings per share	$0.15	$0.17

Diluted weighted average shares outstanding	54,738,902	49,359,226

EURONET WORLDWIDE, INC.
Consolidated Condensed Balance Sheets
(in millions)

	As of
	June 30,	As of
	2008	December 31,
	(unaudited)	2007

ASSETS
Current assets:
Cash and cash equivalents	$255.6	$266.9
Restricted cash	78.7	140.2
Inventory - PINs and other	55.4	50.3
Trade accounts receivable, net	298.5	286.2
Other current assets, net	49.9	58.9

Total current assets	738.1	802.5

Property and equipment, net	103.3	88.3
Goodwill and acquired intangible assets, net	947.0	917.9
Other assets, net	66.5	77.5

Total assets	$1,854.9	$1,886.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other current liabilities	$493.5	$516.3
Short-term debt obligations	7.2	6.9

Total current liabilities	500.7	523.2

Debt obligations, net of current portion	469.6	539.3
Capital lease obligations, net of current portion	10.3	11.5
Deferred income tax	89.6	74.6
Other long-term liabilities	7.3	4.7
Minority interest	11.2	9.0

Total liabilities	1,088.7	1,162.3

Stockholders' equity	766.2	723.9

Total liabilities and stockholders' equity	$1,854.9	$1,886.2

EURONET WORLDWIDE, INC.
Reconciliation of Operating Income to Adjusted EBITDA by Segment
(unaudited - in millions)

	Three Months Ended June 30, 2008

	EFT	Prepaid	Money
	Processing	Processing	Transfer	Consolidated

Operating Income	$9.0	$11.4	$2.6	$17.3

Add: Depreciation and amortization	5.0	4.2	5.1	14.6
Add: Share-based compensation	-	-	-	2.7

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$14.0	$15.6	$7.7	$34.6

	Three Months Ended June 30, 2007

	EFT	Prepaid	Money
	Processing	Processing	Transfer	Consolidated

Operating Income	$8.7	$9.8	$1.4	$15.3

Add: Depreciation and amortization	4.0	3.8	4.8	12.7
Add: Share-based compensation	-	0.1	-	1.9

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$12.7	$13.7	$6.2	$29.9

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Cash Earnings per Share
(unaudited - in millions, except share and per share data)

	Three Months Ended
	June 30,
	2008		2007

Net income	$7.8		$8.5
Convertible debt interest and amortization of issuance costs, net of tax	0.5	(1)	0.7	(2)

Earnings applicable for common shareholders	8.3		9.2

Discontinued operations, net of tax	0.5		(0.2)
Foreign exchange gain, net of tax	(0.1)		(1.3)
Share-based compensation, net of tax	1.7		1.8
Intangible asset amortization, net of tax	4.2		5.0
Loss on early debt retirement, net of tax	0.1		-
Non-cash GAAP tax expense	1.9		-
Impairment loss on investment securities	1.3		-
Money transfer integration charges	-		0.9

Earnings applicable for common shareholders before
foreign exchange gains/losses and share-based compensation	$17.9		$15.4

Adjusted cash earnings per share - diluted (3)	$0.32		$0.28

Diluted weighted average shares outstanding, before
assumed conversion of 1.625% convertible debentures	50,575,414		49,359,226

Effect of assumed conversion of 1.625% convertible debentures (1)	4,163,488		-
Diluted weighted average shares outstanding	54,738,902		49,359,226

Effect of assumed conversion of 1.625% convertible debentures (2)	-		4,163,488
Effect of unrecognized share-based compensation on diluted shares outstanding	1,327,633		1,025,403
Adjusted diluted weighted average shares outstanding	56,066,535		54,548,117

(1) As required by GAAP, the interest cost and amortization of the convertible debt issuance cost are excluded from income for the purpose of calculating diluted earnings per share for any period when the convertible debentures, if converted, would be dilutive to earnings per share. Further, the convertible shares are treated as if all were outstanding for the period. The assumed conversion of the Company's 1.625% convertible debentures was dilutive to the Company's diluted GAAP earnings per share for the second quarter 2008, but was not dilutive for the second quarter 2007.

(2) Although the assumed conversion of the 1.625% convertible debentures was not dilutive to the Company's diluted GAAP earnings per share for the second quarter 2007, it was dilutive to the Company's diluted cash earnings per share. Accordingly, the interest cost and amortization of the convertible debt issuance cost are excluded from income and the convertible shares are treated as if all were outstanding for the period.

(3) Adjusted cash earnings per share is a non-GAAP measure that should be considered in addition to, and not as a substitute for, earnings per share computed in accordance with GAAP.

CONTACT:
Euronet Worldwide, Inc.
Media and Investor Relations:
Shruthi Dyapaiah-Fielder, 1-913-327-4225
sdyapaiah@eeft.com